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                                                                     EXHIBIT 5.1

                    [PRESTON GATES & ELLIS LLP LETTERHEAD]



                                 June 2, 1997


Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399

          Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 filed by you and WebTV Networks, Inc. ("WNI") with the Securities and Exchange Commission (the "Commission") on May 2, 1997, as amended by Amendment No. 1 thereto filed with the Commission on or about June 2, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of Microsoft Common Shares (the "Shares") which may be issued upon the exercise of the exchange rights of the Class A Common or Exchangeable Shares of WNI, as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken in connection with the potential issuance of the Shares and are familiar with the proceedings to be taken by you and WNI in connection with the issuance of the Shares under the Registration Statement.

     It is our opinion that upon satisfaction or waiver of the conditions precedent to the Closing as set forth in the Recapitalization Agreement and satisfaction of procedures and requirements required by the Amended and Restated Articles of Incorporation of WNI in connection with the exercise of exchange rights relating to the Class A Common Shares of WNI, the Shares when issued in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to this Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus/Proxy Statement constituting a part thereof, and in any amendment thereto.

                                       Very truly yours,

                                       Preston Gates & Ellis LP

                                       By /s/ Richard B. Dodd

                                              Richard B. Dodd